Exhibit 4.1

INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

This Supplemental Indenture, dated as of January 20, 2005 (this “Supplemental Indenture” or “Guarantee”), among Silver Fox Holding Company, a Delaware corporation, Commonwealth Industries, Inc., a Delaware corporation, CA Lewisport, LLC, a Delaware limited liability company, CI Holdings, LLC, a Delaware limited liability company, Commonwealth Aluminum, LLC, a Delaware limited liability company, Commonwealth Aluminum Concast, Inc., an Ohio corporation, Commonwealth Aluminum Lewisport, LLC, a Delaware limited liability company, Commonwealth Aluminum Metals, LLC, a Delaware limited liability company, Commonwealth Aluminum Sales Corporation, a Delaware corporation, and Commonwealth Aluminum Tube Enterprises, LLC, a Delaware limited liability company (each a “Guarantor”, and collectively, the “Guarantors”), Aleris International, Inc. (formerly known as IMCO Recycling Inc.) (together with its successors and assigns, the “Company”), each other currently existing Subsidiary Guarantor under the Indenture referred to below, and JPMorgan Chase Bank, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 6, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $210.0 million of 10 3/8% Senior Secured Notes due 2010 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that the Company is required to cause each Restricted Subsidiary other than a Foreign Subsidiary or Receivables Entity created or acquired by the Company or one or more Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

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ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each of the Guarantors hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2 Guarantee. Each of the Guarantors agrees, on a joint and several basis with all the existing Subsidiary Guarantors and the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to each Guarantor shall be given as provided in the Indenture to each Guarantor, addressed to the Secretary of each Guarantor at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and

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confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GUARANTORS

SILVER FOX HOLDING COMPANY, as a Guarantor

COMMONWEALTH INDUSTRIES, INC., as a Guarantor

COMMONWEALTH ALUMINUM CONCAST, INC., as a Guarantor

COMMONWEALTH ALUMINUM SALES CORPORATION, as a Guarantor

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

CI HOLDINGS, LLC, as a Guarantor

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

CA LEWISPORT, LLC, as a Guarantor

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

COMMONWEALTH ALUMINUM, LLC, as a Guarantor

By:	Commonwealth Aluminum Concast, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer

COMMONWEALTH ALUMINUM LEWISPORT, LLC, as a Guarantor

By:	CA Lewisport, LLC, its managing member

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

COMMONWEALTH ALUMINUM METALS, LLC, as a Guarantor

By:	Commonwealth Aluminum Lewisport, LLC, its sole member

By:	CA Lewisport, LLC, its managing member

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC, as a Guarantor

By:	Commonwealth Aluminum Concast, Inc., its sole member

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer
500 W. Jefferson, 19th Floor Louisville, Kentucky 40202

EXISTING SUBSIDIARY GUARANTORS

ALCHEM ALUMINUM, INC.
ALCHEM ALUMINUM SHELBYVILLE INC.
GULF REDUCTION CORPORATION
IMCO ENERGY CORPORATION
IMCO INTERNATIONAL, INC.
IMCO INVESTMENT COMPANY
IMCO OPERATIONS SERVICES COMPANY
IMCO RECYCLING OF CALIFORNIA, INC.
IMCO RECYCLING OF IDAHO INC.
IMCO RECYCLING OF ILLINOIS INC.
IMCO RECYCLING OF INDIANA INC.
IMCO RECYCLING OF OHIO INC.
IMCO RECYCLING OF UTAH INC.
IMCO RECYCLING SERVICES COMPANY
IMSAMET, INC.
INDIANA ALUMINUM INC.
INTERAMERICAN ZINC, INC.
METALCHEM, INC.
MIDWEST ZINC CORPORATION
PITTSBURG ALUMINUM, INC.
ROCK CREEK ALUMINUM, INC.
U.S. ZINC CORPORATION

U.S. ZINC EXPORT CORPORATION WESTERN ZINC CORPORATION

By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Senior Vice President and Treasurer

IMCO MANAGEMENT PARTNERSHIP L.P.

By:	IMCO Recycling Inc., its general partner

By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Senior Vice President and Treasurer

IMCO INDIANA PARTNERSHIP L.P.

By:	IMCO Energy Corp., its general partner

By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Senior Vice President and Treasurer

IMCO RECYCLING OF MICHIGAN LLC

By:	IMCO Recycling Inc., its manager

By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Senior Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Trustee

By:	/s/ Dennis J. Roemlein
Name:	Dennis J. Roemlein
Title:	Vice President

ALERIS INTERNATIONAL, INC.

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	Senior Vice President and Treasurer